Exhibit 99
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports Fourth Quarter 2024 Results

•Net income of $13.7 million, or $0.71 per diluted share, for the three months ended December 31, 2024 compared to net loss of $7.9 million, or $0.41 per diluted share, for the three months ended September 30, 2024; the fourth quarter of 2024 included $3.9 million in expenses related to the merger and $0.5 million for a legal settlement compared to $17.0 million in expenses related to the merger, $15.5 million of provision for credit losses on non-purchase credit deteriorated loans and $4.8 million for an executive retirement, net of taxes, for the third quarter of 2024;
•Excluding the impact of the non-recurring charges referenced above, net income and diluted earnings per share, respectively, were $16.7 million(1) and $0.87(1) for the fourth quarter of 2024 compared to adjusted net income and diluted earnings per share of $21.4 million(1) and $1.11(1), respectively;
•The Board of Directors declared a cash dividend of $0.26 per common share, payable February 21, 2025, to shareholders of record as of February 14, 2025; this represents an increase in the Company's quarterly cash dividend of $0.03 per share, or 13%;
•The previously announced cost save target of 18% has been achieved for the go-forward operating run rate as of December 31, 2024;
•With the core conversion being completed in November 2024, the fourth quarter results reflected several ongoing activities associated with the conversion and the transitional period; the fourth quarter also included elevated salaries and employee benefit expenses due to year end performance-based incentive accruals;
•Net interest margin, on a tax equivalent basis, was 4.05% in the fourth quarter of 2024 compared to 4.14% in the third quarter of 2024; the net accretion impact of purchase accounting marks was $7.2 million of net interest income, which represents 52 basis points of net interest margin for the fourth quarter of 2024 compared to $5.8 million of net interest income, which represents 42 basis points of net interest margin, for the third quarter of 2024;
•Commercial loans declined by $59.5 million, or 2%, from September 30, 2024 to December 31, 2024 due primarily to strategic actions to reduce risk in the portfolio, including reducing commercial real estate ("CRE") loan concentrations; a pool of mostly commercial and industrial loans totaling $6.0 million was sold, including $2.6 million of nonaccrual loans; total classified loans declined by $16.9 million during the fourth quarter of 2024;
•Noninterest income decreased by $1.2 million to $11.2 million in the three months ended December 31, 2024 compared to $12.4 million in the three months ended September 30, 2024; this reduction was driven by certain courtesy fee waivers provided to clients as well as tax credits recognized in the third quarter of 2024 that did not recur in the fourth quarter;
•The provision for credit losses was $1.8 million for the three months ended December 31, 2024, inclusive of a charge-off of $2.4 million for one commercial and industrial (C&I) relationship and charge-offs associated with the loan sale of $0.6 million, which was offset by the acceleration of a purchase mark for the same amount;
•Tangible book value per common share(1) increased to $21.19 per share at December 31, 2024 compared to $21.12 per share at September 30, 2024.

(1) Non-GAAP measure. See Appendix A for additional information.

HARRISBURG, PA (January 31, 2025) -- Orrstown Financial Services, Inc. (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the three months ended December 31, 2024. Net income totaled $13.7 million for the three months ended December 31, 2024, compared to net loss of $7.9 million for the three months ended September 30, 2024 and net income of $7.6 million for the three months ended December 31, 2023. Diluted earnings per share was $0.71 for the three months ended December 31, 2024, compared to diluted loss per share of $0.41 for the three months ended September 30, 2024 and diluted earnings per share of $0.73 for the three months ended December 31, 2023. For the fourth quarter of 2024, excluding the impact of merger-related expenses and other non-recurring charges, net of taxes, net income and diluted earnings per share were $16.7 million(1) and $0.87(1), respectively. For the third quarter of 2024, excluding the impact of the merger-related expenses, net of taxes, net income and diluted earnings per share were $21.4 million(1) and $1.11(1), respectively. For the fourth quarter of 2023, excluding the impact from the merger-related expenses, net income and diluted earnings per share were $8.6 million(1) and $0.83(1), respectively.
“While we are pleased with another year of strong core earnings, we are even more excited about what lies ahead,” said Thomas R. Quinn, Jr., President and Chief Executive Officer. “We successfully completed our core conversion in November and have achieved the targeted 18% cost savings in our future operating run rate of the two banks’ combined noninterest expense base. With the integration behind us, we look forward to returning our focus to growing the company, enhancing shareholder value and building the premier community banking franchise in our Pennsylvania and Maryland markets.”
(1) Non-GAAP measure. See Appendix A for additional information.

DISCUSSION OF RESULTS
Balance Sheet
Loans
Loans held for investment was $3.9 billion at December 31, 2024, a decrease of $50.2 million, compared to $4.0 billion at September 30, 2024. The decrease from the third quarter of 2024 was primarily due to strategic actions to reduce risk in the portfolio, including reducing CRE loan concentrations.
Investment Securities
Investment securities, all of which are classified as available-for-sale, increased by $2.9 million to $829.7 million at December 31, 2024 from $826.8 million at September 30, 2024. During the fourth quarter of 2024, investment securities totaling $37.7 million were purchased, partially offset by paydowns of $18.1 million and net unrealized losses of $16.2 million. The overall duration of the Company's investment securities portfolio was 4.1 years at December 31, 2024 compared to 4.6 years at September 30, 2024. See Appendix B for a summary of the Bank's investment securities at December 31, 2024, highlighting their concentrations, credit ratings and credit enhancement levels.
Deposits
During the fourth quarter of 2024, deposits decreased by $35.1 million to $4.6 billion at December 31, 2024 compared to $4.7 billion at September 30, 2024 due to normal seasonal activity. The Bank's loan-to-deposit ratio decreased slightly to 85% at December 31, 2024 from 86% at September 30, 2024.
Borrowings
The Bank actively manages its liquidity position through its various sources of funding to meet the needs of its clients. FHLB advances and other borrowings remained at $115.4 million at December 31, 2024 and September 30, 2024. The Bank seeks to maintain sufficient liquidity to ensure client needs can be addressed in a timely basis. The Bank had available alternative funding sources, such as FHLB advances and other wholesale options, of approximately $1.7 billion at December 31, 2024.
Goodwill and Intangible Assets
Goodwill decreased by $2.5 million from September 30, 2024 to December 31, 2024 due to certain purchase accounting adjustments, primarily an increase in the core deposit intangible of $4.1 million.

Income Statement
Net Interest Income and Margin
Net interest income was $50.6 million for the three months ended December 31, 2024 compared to $51.7 million for the three months ended September 30, 2024. The net interest margin, on a tax equivalent basis, decreased to 4.05% in the fourth quarter of 2024 from 4.14% in the third quarter of 2024. The net interest margin was positively impacted by the net accretion impact of purchase accounting marks on loans, securities, deposits and borrowings of $7.2 million, which represents 52 basis points of net interest margin during the fourth quarter of 2024. During the third quarter of 2024, the net accretion impact of purchase accounting marks was $5.8 million, which represented 42 basis points of net interest margin. Funding costs show signs of stabilizing.
Interest income on loans, on a tax equivalent basis, decreased by $2.7 million to $68.1 million for the three months ended December 31, 2024 compared to $70.8 million for the three months ended September 30, 2024. Average loans decreased by $28.0 million during the three months ended December 31, 2024 compared to the three months ended September 30, 2024.
Interest income on investment securities, on a tax equivalent basis, was $9.9 million for the fourth quarter of 2024 compared to $10.1 million in the third quarter of 2024.
Interest expense, on a tax equivalent basis, decreased by $1.9 million to $29.4 million for the three months ended December 31, 2024 compared to $31.3 million for the three months ended September 30, 2024. Average interest-bearing deposits decreased by $58.1 million during the three months ended December 31, 2024 compared to the three months ended September 30, 2024. Average borrowings decreased by $1.3 million during the three months ended December 31, 2024 compared to the three months ended September 30, 2024. Interest expense includes $0.9 million and $1.5 million of amortization of purchase accounting marks for the three months ended December 31, 2024 and September 30, 2024, respectively.
Provision for Credit Losses
The allowance for credit losses ("ACL") on loans decreased to $48.7 million at December 31, 2024 from $49.6 million at September 30, 2024. The ACL to total loans was 1.24% at December 31, 2024 compared to 1.25% at September 30, 2024. The Company recorded a provision for credit losses on loans of $2.1 million for the three months ended December 31, 2024 compared to $14.1 million for the three months ended September 30, 2024. Net charge-offs were $3.0 million for the three months ended December 31, 2024 compared to net charge-offs of $0.3 million for the three months ended September 30, 2024. During the fourth quarter of 2024, the Bank sold $6.0 million of mostly C&I loans, which resulted in a charge-off totaling $0.6 million. There was also a corresponding $0.6 million of purchase accounting accretion associated with these loans.
Classified loans decreased by $16.9 million to $88.6 million at December 31, 2024 from $105.5 million at September 30, 2024 primarily due to a combination of repayments and net rating upgrades, in addition to the loan sale. Non-accrual loans decreased by $2.8 million to $24.1 million at December 31, 2024 from $26.9 million at September 30, 2024 partially due to a sale of mostly C&I loans on nonaccrual status totaling $2.6 million during the fourth quarter of 2024. Nonaccrual loans to total loans decreased to 0.61% at December 31, 2024 compared to 0.68% at September 30, 2024 and decreased from 1.11% at December 31, 2023. Management believes the ACL to be adequate based on current asset quality metrics and economic conditions.
Noninterest Income
Noninterest income decreased by $1.2 million to $11.2 million in the three months ended December 31, 2024 from $12.4 million in the three months ended September 30, 2024. There were reduced service charges in the fourth quarter due to fee waivers provided to clients in the post-conversion period from November through the end of the year.
Wealth management income decreased to $4.9 million in the three months ended December 31, 2024 compared to $5.0 million for the three months ended September 30, 2024. The team continues to provide value added services to clients and deliver strong results.

Other income decreased by $0.3 million to $1.6 million in the three months ended December 31, 2024 compared to $1.9 million in the three months ended September 30, 2024 due to income from solar tax credits totaling $0.3 million recorded during the third quarter of 2024.
Noninterest Expenses
Noninterest expenses decreased by $17.4 million to $42.9 million in the three months ended December 31, 2024 from $60.3 million in the three months ended September 30, 2024.
The Company’s financial results for any periods ended prior to July 1, 2024 reflect Orrstown’s results only on a standalone basis. As a result of this factor and the merger-related items below, the Company’s financial results for the fourth quarter of 2024 may not be directly comparable to prior reported periods.
For the three months ended December 31, 2024, merger-related expenses totaled $3.9 million, a decrease of $13.1 million, compared to $17.0 million for the three months ended September 30, 2024. The merger costs incurred during the fourth quarter of 2024 include employee separation costs, software conversion costs and professional fees. The Company expect to incur some additional merger-related expenses in the first quarter of 2025.
Salaries and benefits expense decreased by $4.8 million to $22.4 million for the three months ended December 31, 2024 compared to $27.2 million for the three months ended September 30, 2024. The three months ended September 30, 2024 included $4.8 million of expenses associated with the retirement of an executive.
Intangible asset amortization increased to $2.8 million for the three months ended December 31, 2024 compared to $2.5 million for the three months ended September 30, 2024. This increase is due to the amortization expense recognized on the core deposit intangible of $40.1 million and wealth customer relationship intangible of $10.4 million established on July 1, 2024 from the merger. Due to the aforementioned purchase accounting adjustment, the three months ended December 31, 2024 included $0.4 million of additional amortization expense associated with this adjustment.
Taxes other than income decreased by $0.8 million in the three months ended December 31, 2024 compared to the three months ended September 30, 2024. This decrease reflects tax credits recognized during the fourth quarter of 2024.
Income Taxes
The Company's effective tax rate was 20.1% for both the fourth and third quarters of 2024. The Company's effective tax rate for the three months ended December 31, 2024 is less than the 21% federal statutory rate primarily due to tax-exempt income, including interest earned on tax-exempt loans and securities and income from life insurance policies and tax credits partially offset by the disallowed portion of interest expense against earnings in association with the Bank's tax-exempt investments under the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") and the impact of nondeductible merger-related costs. The Company regularly analyzes its projected taxable income and makes adjustments to the provision for income taxes accordingly.
Capital
Shareholders’ equity totaled $516.7 million at December 31, 2024 compared to $516.2 million at September 30, 2024. The impact of net income of $13.7 million was offset by a reduction of $10.4 million in accumulated other comprehensive loss from an increase in unrealized losses in the investment portfolio and dividend payments of $4.4 million.
Tangible book value per share(1) increased to $21.19 per share at December 31, 2024 from $21.12 per share at September 30, 2024.
The Company's tangible common equity ratio was 7.5% at both December 31, 2024 and September 30, 2024. The Company's total risk-based capital ratio was 12.4% at both December 31, 2024 and September 30, 2024. The Company's Tier 1 leverage ratio increased to 8.3% at December 31, 2024 compared to 8.0% at September 30, 2024 driven by earnings and a decrease in average assets during the fourth quarter of 2024.
At December 31, 2024, all four capital ratios applicable to the Company were above regulatory minimum levels to be deemed “well capitalized” under current bank regulatory guidelines. The Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.

(1) Non-GAAP measure. See Appendix A for additional information.

Investor Relations Contact:
Neelesh Kalani
Executive Vice President, Chief Financial Officer
Phone (717) 510-7097

FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
(In thousands)	2024	2023	2024	2023

Profitability for the period:
Net interest income	$50,573	$26,018	$155,254	$104,906
Provision for credit losses	1,755	418	16,546	1,682
Noninterest income	11,247	6,491	37,435	25,652
Noninterest expenses	42,930	22,392	148,337	83,843
Income before income tax expense	17,135	9,699	27,806	45,033
Income tax expense	3,451	2,056	5,756	9,370
Net income available to common shareholders	$13,684	$7,643	$22,050	$35,663

Financial ratios:
Return on average assets (1)	1.00%	1.00%	0.51%	1.19%
Return on average assets, adjusted (1) (2) (3)	1.22%	1.13%	1.30%	1.22%
Return on average equity (1)	10.54%	12.21%	5.62%	14.66%
Return on average equity, adjusted (1) (2) (3)	12.86%	13.77%	14.29%	15.06%
Net interest margin (1)	4.05%	3.71%	3.92%	3.80%
Efficiency ratio	69.4%	68.9%	77.0%	64.2%
Efficiency ratio, adjusted (2) (3)	62.3%	65.6%	62.5%	63.4%
Income per common share:
Basic	$0.72	$0.74	$1.49	$3.45
Basic, adjusted (2) (3)	$0.87	$0.84	$3.80	$3.54
Diluted	$0.71	$0.73	$1.48	$3.42
Diluted, adjusted (2) (3)	$0.87	$0.83	$3.76	$3.51

Average equity to average assets	9.45%	8.18%	9.08%	8.11%

(1) Annualized for the three months ended December 31, 2024 and 2023.
(2) Ratio has been adjusted for the non-recurring charges for all periods presented.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2024	2023
At period-end:
Total assets	$5,431,023	$3,064,240
Loans, net of allowance for credit losses	3,882,525	2,269,611
Loans held-for-sale, at fair value	6,614	5,816
Securities available for sale, at fair value	829,711	513,519
Total deposits	4,615,706	2,558,814
FHLB advances and other borrowings and Securities sold under agreements to repurchase	141,227	147,285
Subordinated notes and trust preferred debt	68,680	32,093
Shareholders' equity	516,682	265,056

Credit quality and capital ratios (1):
Allowance for credit losses to total loans	1.24%	1.25%
Total nonaccrual loans to total loans	0.61%	1.11%
Nonperforming assets to total assets	0.45%	0.83%
Allowance for credit losses to nonaccrual loans	202%	112%
Total risk-based capital:
Orrstown Financial Services, Inc.	12.4%	13.0%
Orrstown Bank	12.4%	12.8%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	10.2%	10.8%
Orrstown Bank	11.2%	11.6%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	10.0%	10.8%
Orrstown Bank	11.2%	11.6%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	8.3%	8.9%
Orrstown Bank	9.1%	9.5%

Book value per common share	$26.65	$24.98

(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the CECL standard.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	December 31, 2024	December 31, 2023
Assets
Cash and due from banks	$51,026	$32,586
Interest-bearing deposits with banks	187,282	32,575
Cash and cash equivalents	238,308	65,161
Restricted investments in bank stocks	20,232	11,992
Securities available for sale (amortized cost of $864,920 and $549,089 at December 31, 2024 and December 31, 2023, respectively)	829,711	513,519
Loans held for sale, at fair value	6,614	5,816
Loans	3,931,214	2,298,313
Less: Allowance for credit losses	(48,689)	(28,702)
Net loans	3,882,525	2,269,611
Premises and equipment, net	50,217	29,393
Cash surrender value of life insurance	143,854	73,204
Goodwill	68,106	18,724
Other intangible assets, net	47,765	2,414
Accrued interest receivable	21,058	13,630
Deferred tax assets, net	42,647	22,017
Other assets	79,986	38,759
Total assets	$5,431,023	$3,064,240

Liabilities
Deposits:
Noninterest-bearing	$886,786	$430,959
Interest-bearing	3,728,920	2,127,855
Total deposits	4,615,706	2,558,814
Securities sold under agreements to repurchase and federal funds purchased	25,863	9,785
FHLB advances and other borrowings	115,364	137,500
Subordinated notes and trust preferred debt	68,680	32,093
Other liabilities	88,728	60,992
Total liabilities	4,914,341	2,799,184

Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share; 50,000,000 shares authorized; 19,722,640 shares issued and 19,389,967 outstanding at December 31, 2024; 11,204,599 shares issued and 10,612,390 outstanding at December 31, 2023	1,027	583
Additional paid—in capital	423,274	189,027
Retained earnings	126,540	117,667
Accumulated other comprehensive loss	(26,316)	(28,476)
Treasury stock— 332,673 and 592,209 shares, at cost at December 31, 2024 and December 31, 2023, respectively	(7,843)	(13,745)
Total shareholders’ equity	516,682	265,056
Total liabilities and shareholders’ equity	$5,431,023	$3,064,240

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2024	2023	2024	2023
Interest income
Loans	$67,870	$33,910	$210,287	$126,595
Investment securities - taxable	8,773	4,787	27,361	18,031
Investment securities - tax-exempt	880	871	3,521	3,462
Short-term investments	2,492	460	7,764	1,809
Total interest income	80,015	40,028	248,933	149,897
Interest expense
Deposits	26,850	12,118	84,234	37,510
Securities sold under agreements to repurchase and federal funds purchased	67	30	215	114
FHLB advances and other borrowings	1,165	1,358	4,945	5,350
Subordinated notes and trust preferred debt	1,360	504	4,285	2,017
Total interest expense	29,442	14,010	93,679	44,991
Net interest income	50,573	26,018	155,254	104,906
Provision for credit losses	1,755	418	16,546	1,682
Net interest income after provision for credit losses	48,818	25,600	138,708	103,224
Noninterest income
Service charges	2,050	1,198	6,893	4,866
Interchange income	1,608	952	5,259	3,873
Swap fee income	597	588	1,676	1,039
Wealth management income	4,902	2,945	16,353	11,340
Mortgage banking activities	517	143	1,835	591
Investment securities (losses) gains	(5)	(39)	249	(47)
Other income	1,578	704	5,170	3,990
Total noninterest income	11,247	6,491	37,435	25,652
Noninterest expenses
Salaries and employee benefits	22,444	12,848	76,581	50,983
Occupancy, furniture and equipment	4,893	2,534	14,570	9,593
Data processing	1,540	1,247	6,088	4,913
Advertising and bank promotions	878	501	2,587	2,157
FDIC insurance	955	460	2,677	1,960
Professional services	1,591	702	4,142	2,905
Taxes other than income	(312)	203	734	1,050
Intangible asset amortization	2,838	236	5,742	953
Merger-related expenses	3,887	1,059	22,671	1,059
Restructuring expenses	39	—	296	—
Other operating expenses	4,177	2,602	12,249	8,270
Total noninterest expenses	42,930	22,392	148,337	83,843
Income before income tax expense	17,135	9,699	27,806	45,033
Income tax expense	3,451	2,056	5,756	9,370
Net income	$13,684	$7,643	$22,050	$35,663
continued

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Share information:
Basic earnings per share	$0.72	$0.74	$1.49	$3.45
Diluted earnings per share	$0.71	$0.73	$1.48	$3.42
Dividends paid per share	$0.23	$0.20	$0.86	$0.80
Weighted average shares - basic	19,118	10,321	14,761	10,340
Weighted average shares - diluted	19,300	10,419	14,914	10,435

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	12/31/2024			9/30/2024			6/30/2024			3/31/2024			12/31/2023
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$199,236	$2,492	4.96%	$184,465	$2,452	5.29%	$142,868	$1,864	5.25%	$74,523	$956	5.16%	$37,873	$460	4.82%
Investment securities (1)(2)	849,389	9,887	4.66	849,700	10,123	4.77	538,451	6,114	4.54	519,851	5,694	4.39	508,891	5,890	4.63
Loans (1)(3)(4)(5)(6)	3,961,269	68,073	6.82	3,989,259	70,849	7.07	2,324,942	35,690	6.17	2,308,103	36,382	6.34	2,286,678	34,055	5.91
Total interest-earning assets	5,009,894	80,452	6.38	5,023,424	83,424	6.61	3,006,261	43,668	5.84	2,902,477	43,032	5.96	2,833,442	40,405	5.67
Other assets	454,271			491,719			204,863			196,295			204,382
Total assets	$5,464,165			$5,515,143			$3,211,124			$3,098,772			$3,037,824
Liabilities and Shareholders' Equity
Interest-bearing demand deposits(7)	$1,257,316	5,360	1.69	$2,554,743	16,165	2.52	$1,649,753	10,118	2.47	$1,570,622	9,192	2.35	$1,543,575	8,333	2.14
Savings deposits(7)	1,538,287	10,381	2.68	283,337	148	0.21	165,467	140	0.34	170,005	144	0.34	178,351	153	0.34
Time deposits	998,963	11,109	4.41	1,014,628	12,290	4.82	481,721	5,007	4.18	428,443	4,180	3.92	392,085	3,632	3.67
Total interest-bearing deposits	3,794,566	26,850	2.81	3,852,708	28,603	2.95	2,296,941	15,265	2.67	2,169,070	13,516	2.51	2,114,011	12,118	2.27
Securities sold under agreements to repurchase and federal funds purchased	21,572	67	1.23	23,075	96	1.66	13,412	27	0.81	12,010	25	0.85	13,874	30	0.85
FHLB advances and other borrowings	115,373	1,165	4.01	115,388	1,154	3.98	115,000	1,152	4.03	137,505	1,474	4.31	127,843	1,358	4.21
Subordinated notes and trust preferred debt	68,571	1,360	7.88	68,399	1,437	8.36	32,118	734	9.19	32,100	754	9.45	32,083	504	6.29
Total interest-bearing liabilities	4,000,082	29,442	2.92	4,059,570	31,290	3.07	2,457,471	17,178	2.81	2,350,685	15,769	2.70	2,287,811	14,010	2.43
Noninterest-bearing demand deposits	849,999			807,886			423,037			417,469			441,695
Other liabilities	97,685			110,017			57,828			62,329			59,876
Total liabilities	4,947,766			4,977,473			2,938,336			2,830,483			2,789,382
Shareholders' equity	516,399			537,670			272,788			268,289			248,442
Total	$5,464,165			$5,515,143			$3,211,124			$3,098,772			$3,037,824
Taxable-equivalent net interest income / net interest spread		51,010	3.46%		52,134	3.55%		26,490	3.02%		27,263	3.26%		26,395	3.24%
Taxable-equivalent net interest margin			4.05%			4.14%			3.54%			3.77%			3.71%
Taxable-equivalent adjustment		(437)			(437)			(387)			(382)			(377)
Net interest income		$50,573			$51,697			$26,103			$26,881			$26,018
Ratio of average interest-earning assets to average interest-bearing liabilities			125%			124%			122%			123%			124%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes interest recovered of $1.6 million from the payoff of a commercial real estate loan on nonaccrual status in the three months ended March 31, 2024.
(6) Interest income on loans includes accretion on purchase accounting marks of $7.6 million, $7.3 million, $0.2 million, $0.1 million and $0.1 million for the three months ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively.

(7) Changes between average deposit type balances are due to operational updates for deposit sweeps during the three months ended December 31, 2024.

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
(continued)
	Twelve Months Ended
	December 31, 2024			December 31, 2023
		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$150,500	$7,764	5.14%	$40,856	$1,809	4.43%
Investment securities (1)(2)	690,223	31,817	4.60	520,465	22,414	4.31
Loans (1)(3)(4)(5)(6)	3,150,425	210,994	6.68	2,239,574	127,107	5.68
Total interest-earning assets	3,991,148	250,575	6.26	2,800,895	151,330	5.40
Other assets	330,324			198,632
Total assets	$4,321,472			$2,999,527
Liabilities and Shareholders' Equity
Interest-bearing demand deposits(7)	$1,147,124	21,455	1.87	$1,525,204	26,944	1.77
Savings deposits(7)	1,153,097	30,193	2.61	198,157	585	0.30
Time deposits	732,446	32,586	4.44	338,170	9,981	2.95
Total interest-bearing deposits	3,032,667	84,234	2.77	2,061,531	37,510	1.82
Securities sold under agreements to repurchase and federal funds purchased	17,543	215	1.22	14,111	114	0.80
FHLB advances and other borrowings	120,787	4,945	4.08	123,697	5,350	4.32
Subordinated notes and trust preferred debt	50,397	4,285	8.48	32,058	2,017	6.29
Total interest-bearing liabilities	3,221,394	93,679	2.91	2,231,397	44,991	2.02
Noninterest-bearing demand deposits	625,714			470,349
Other liabilities	82,084			54,447
Total liabilities	3,929,192			2,756,193
Shareholders' equity	392,280			243,334
Total liabilities and shareholders' equity	$4,321,472			$2,999,527
Taxable-equivalent net interest income / net interest spread		156,896	3.36%		106,339	3.39%
Taxable-equivalent net interest margin			3.92%			3.80%
Taxable-equivalent adjustment		(1,642)			(1,433)
Net interest income		$155,254			$104,906
Ratio of average interest-earning assets to average interest-bearing liabilities			124%			126%

NOTES TO ANALYSIS OF NET INTEREST INCOME:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes interest recovered of $1.6 million from the payoff of a commercial real estate loan on nonaccrual status for the twelve months ended December 31, 2024.
(6) Interest income on loans includes accretion on purchase accounting marks of $15.2 million and $0.7 million for the twelve months ended December 31, 2024 and 2023, respectively.
(7) Changes between average deposit type balances are due to operational updates for deposit sweeps during the three months ended December 31, 2024.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Profitability for the quarter:
Net interest income	$50,573	$51,697	$26,103	$26,881	$26,018
Provision for credit losses	1,755	13,681	812	298	418
Noninterest income	11,247	12,386	7,172	6,630	6,491
Noninterest expenses	42,930	60,299	22,639	22,469	22,392
Income (loss) before income taxes	17,135	(9,897)	9,824	10,744	9,699
Income tax expense (benefit)	3,451	(1,994)	2,086	2,213	2,056
Net income (loss)	$13,684	$(7,903)	$7,738	$8,531	$7,643

Financial ratios:
Return on average assets (1)	1.00%	(0.57)%	0.97%	1.11%	1.00%
Return on average assets, adjusted (1)(2)(3)	1.22%	1.55%	1.09%	1.19%	1.13%
Return on average equity (1)	10.54%	(5.85)%	11.41%	12.79%	12.21%
Return on average equity, adjusted (1)(2)(3)	12.86%	15.85%	12.88%	13.79%	13.77%
Net interest margin (1)	4.05%	4.14%	3.54%	3.77%	3.71%
Efficiency ratio	69.4%	94.1%	68.0%	67.0%	68.9%
Efficiency ratio, adjusted (2)(3)	62.3%	67.2%	64.6%	65.0%	65.6%

Per share information:
Income (loss) per common share:
Basic	$0.72	$(0.41)	$0.74	$0.82	$0.74
Basic, adjusted (2)(3)	0.87	1.12	0.84	0.89	0.84
Diluted	0.71	(0.41)	0.73	0.81	0.73
Diluted, adjusted (2)(3)	0.87	1.11	0.83	0.88	0.83
Book value	26.65	26.65	25.97	25.38	24.98
Book value, adjusted (2) (3)	28.40	28.24	26.12	25.44	25.07
Tangible book value(3)	21.19	21.12	24.08	23.47	23.03
Tangible book value, adjusted (2) (3)	22.94	22.72	24.23	23.53	23.12
Cash dividends paid	0.23	0.23	0.20	0.20	0.20

Average basic shares	19,118	19,088	10,393	10,349	10,321
Average diluted shares	19,300	19,226	10,553	10,482	10,419
(1) Annualized.
(2) Ratio has been adjusted for non-recurring expenses for all periods presented.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Noninterest income:
Service charges	$2,050	$2,360	$1,283	$1,200	$1,198
Interchange income	1,608	1,779	961	911	952
Swap fee income	597	505	375	199	588
Wealth management income	4,902	5,037	3,312	3,102	2,945
Mortgage banking activities	517	491	369	458	143
Other income	1,578	1,943	884	765	704
Investment securities (losses) gains	(5)	271	(12)	(5)	(39)
Total noninterest income	$11,247	$12,386	$7,172	$6,630	$6,491

Noninterest expenses:
Salaries and employee benefits	$22,444	$27,190	$13,195	$13,752	$12,848
Occupancy, furniture and equipment	4,893	4,333	2,705	2,639	2,534
Data processing	1,540	2,046	1,237	1,265	1,247
Advertising and bank promotions	878	537	774	398	501
FDIC insurance	955	862	419	441	460
Professional services	1,591	1,119	801	631	702
Taxes other than income	(312)	503	49	494	203
Intangible asset amortization	2,838	2,464	215	225	236
Merger-related expenses	3,887	16,977	1,135	672	1,059
Restructuring expenses	39	257	—	—	—
Other operating expenses	4,177	4,011	2,109	1,952	2,602
Total noninterest expenses	$42,930	$60,299	$22,639	$22,469	$22,392

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Balance Sheet at quarter end:
Cash and cash equivalents	$238,308	$236,780	$132,509	$182,722	$65,161
Restricted investments in bank stocks	20,232	20,247	11,147	11,453	11,992
Securities available for sale	829,711	826,828	529,082	514,909	513,519
Loans held for sale, at fair value	6,614	3,561	1,562	535	5,816
Loans:
Commercial real estate:
Owner occupied	633,567	622,726	371,301	364,280	373,757
Non-owner occupied	1,160,238	1,164,501	710,477	707,871	694,638
Multi-family	274,135	276,296	151,542	147,773	150,675
Non-owner occupied residential	179,512	190,786	89,156	91,858	95,040
Agricultural	125,156	129,486	25,551	25,909	26,847
Commercial and industrial	451,384	471,983	349,425	339,615	340,238
Acquisition and development:
1-4 family residential construction	47,432	56,383	32,439	22,277	24,516
Commercial and land development	241,424	262,317	129,883	118,010	115,249
Municipal	30,044	27,960	10,594	10,925	9,812
Total commercial loans	3,142,892	3,202,438	1,870,368	1,828,518	1,830,772
Residential mortgage:
First lien	460,297	451,195	271,153	270,748	266,239
Home equity – term	5,988	6,508	4,633	4,966	5,078
Home equity – lines of credit	303,561	303,165	192,736	189,966	186,450
Installment and other loans	18,476	18,131	8,713	8,875	9,774
Total loans	3,931,214	3,981,437	2,347,603	2,303,073	2,298,313
Allowance for credit losses	(48,689)	(49,630)	(29,864)	(29,165)	(28,702)
Net loans held for investment	3,882,525	3,931,807	2,317,739	2,273,908	2,269,611
Goodwill	68,106	70,655	18,724	18,724	18,724
Other intangible assets, net	47,765	46,144	1,974	2,189	2,414
Total assets	5,431,023	5,470,589	3,198,782	3,183,331	3,064,240
Total deposits	4,615,706	4,650,853	2,702,884	2,695,951	2,558,814
FHLB advances and other borrowings and Securities sold under agreements to repurchase	141,227	137,310	129,625	127,099	147,285
Subordinated notes and trust preferred debt	68,680	68,510	32,128	32,111	32,093
Total shareholders' equity	516,682	516,206	278,376	271,682	265,056

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Capital and credit quality measures(1):
Total risk-based capital:
Orrstown Financial Services, Inc.	12.4%	12.4%	13.3%	13.4%	13.0%
Orrstown Bank	12.4%	12.2%	13.1%	13.1%	12.8%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	10.2%	10.0%	11.1%	11.2%	10.8%
Orrstown Bank	11.2%	11.0%	12.0%	11.9%	11.6%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	10.0%	9.8%	11.1%	11.2%	10.8%
Orrstown Bank	11.2%	11.0%	12.0%	11.9%	11.6%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	8.3%	8.0%	8.9%	9.0%	8.9%
Orrstown Bank	9.1%	8.8%	9.5%	9.6%	9.5%

Average equity to average assets	9.45%	9.75%	8.50%	8.66%	8.18%
Allowance for credit losses to total loans	1.24%	1.25%	1.27%	1.27%	1.25%
Total nonaccrual loans to total loans	0.61%	0.68%	0.36%	0.56%	1.11%
Nonperforming assets to total assets	0.45%	0.49%	0.26%	0.40%	0.83%
Allowance for credit losses to nonaccrual loans	202%	184%	357%	226%	112%

Other information:
Net charge-offs (recoveries)	$3,002	$269	$113	$(42)	$(6)
Classified loans	88,628	105,465	48,722	48,997	55,030
Nonperforming and other risk assets:
Nonaccrual loans	24,111	26,927	8,363	12,886	25,527
Other real estate owned	138	138	—	—	—
Total nonperforming assets	24,249	27,065	8,363	12,886	25,527
Financial difficulty modifications still accruing	4,897	9,497	—	—	9
Loans past due 90 days or more and still accruing	641	337	187	99	66
Total nonperforming and other risk assets	$29,787	$36,899	$8,550	$12,985	$25,602
(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the new CECL standard.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
Management believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results from non-recurring charges.
As a result of acquisitions, the Company has intangible assets consisting of goodwill, core deposit and other intangible assets, which totaled $115.9 million and $21.1 million at December 31, 2024 and December 31, 2023, respectively. In addition, during the three months ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, the Company incurred $3.9 million, $17.0 million, $1.1 million, $0.7 million and $1.1 million in merger-related expenses, respectively. During the three months ended December 31, 2024 and September 30, 2024, the Company incurred other non-recurring charges totaling $0.5 million and $20.2 million, respectively.
Tangible book value per common share and the impact of the non-recurring expenses on net income and associated ratios, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.
The following tables present the computation of each non-GAAP based measure:
(In thousands)

Tangible Book Value per Common Share	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Shareholders' equity (most directly comparable GAAP-based measure)	$516,682	$516,206	$278,376	$271,682	$265,056
Less: Goodwill	68,106	70,655	18,724	18,724	18,724
Other intangible assets	47,765	46,144	1,974	2,189	2,414
Related tax effect	(10,031)	(9,690)	(415)	(460)	(507)
Tangible common equity (non-GAAP)	$410,842	$409,097	$258,093	$251,229	$244,425

Common shares outstanding	19,390	19,373	10,720	10,705	10,612

Book value per share (most directly comparable GAAP-based measure)	$26.65	$26.65	$25.97	$25.38	$24.98
Intangible assets per share	5.46	5.53	1.89	1.91	1.95
Tangible book value per share (non-GAAP)	$21.19	$21.12	$24.08	$23.47	$23.03

(In thousands)	Three Months Ended					Twelve Months Ended
Adjusted Ratios for Non-recurring Charges	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss) (A) - most directly comparable GAAP-based measure	$13,684	$(7,903)	$7,738	$8,531	$7,643	$22,050	$35,663
Plus: Merger-related expenses (B)	3,887	16,977	1,135	672	1,059	22,671	1,059
Plus: Executive retirement expenses (B)	35	4,758	—	—	—	4,793	—
Plus: Provision for credit losses on non-PCD loans (B)	—	15,504	—	—	—	15,504	—
Plus: Provision for legal settlement (B)	478	—	—	—	—	478	—
Less: Related tax effect (C)	(1,386)	(7,915)	(139)	(1)	(79)	(9,442)	(79)
Adjusted net income (D=A+B-C) - Non-GAAP	$16,698	$21,421	$8,734	$9,202	$8,623	$56,054	$36,643

Average assets (E)	$5,464,165	$5,515,143	$3,211,124	$3,098,772	$3,037,824	$4,321,472	$2,999,527
Return on average assets (= A / E) - most directly comparable GAAP-based measure (1)	1.00%	(0.57)%	0.97%	1.11%	1.00%	0.51%	1.19%
Return on average assets, adjusted (= D / E) - Non-GAAP (1)	1.22%	1.55%	1.09%	1.19%	1.13%	1.30%	1.22%

Average equity (F)	$516,399	$537,670	$272,788	$268,289	$248,442	$392,280	$243,334
Return on average equity (= A / F) - most directly comparable GAAP-based measure (1)	10.54%	(5.85)%	11.41%	12.79%	12.21%	5.62%	14.66%
Return on average equity, adjusted (= D / F) - Non-GAAP (1)	12.86%	15.85%	12.88%	13.79%	13.77%	14.29%	15.06%

Weighted average shares - basic (G) - most directly comparable GAAP-based measure	19,118	19,088	10,393	10,349	10,321	14,761	10,340
Basic earnings (loss) per share (= A / G) - most directly comparable GAAP-based measure	$0.72	$(0.41)	$0.74	$0.82	$0.74	$1.49	$3.45
Basic earnings per share, adjusted (= D / G) - Non-GAAP	$0.87	$1.12	$0.84	$0.89	$0.84	$3.80	$3.54

Weighted average shares - diluted (H) - most directly comparable GAAP-based measure	19,300	19,226	10,553	10,482	10,419	14,914	10,435
Diluted earnings (loss) per share (= A / H) - most directly comparable GAAP-based measure	$0.71	$(0.41)	$0.73	$0.81	$0.73	$1.48	$3.42
Diluted earnings per share, adjusted (= D / H) - Non-GAAP	$0.87	$1.11	$0.83	$0.88	$0.83	$3.76	$3.51

continued
(1) Annualized

	Three Months Ended					Twelve Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Noninterest expense (I) - most directly comparable GAAP-based measure	$42,930	$60,299	$22,639	$22,469	$22,392	$148,337	$83,843
Less: Merger-related expenses (B)	(3,887)	(16,977)	(1,135)	(672)	(1,059)	(22,671)	(1,059)
Less: Executive retirement expenses (B)	(35)	(4,758)	—	—	—	(4,793)	—
Less: Provision for legal settlement (B)	(478)	—	—	—	—	(478)	—
Adjusted noninterest expense (J = I - B) - Non-GAAP	$38,531	$38,564	$21,504	$21,797	$21,333	$120,396	$82,784

Net interest income (K)	$50,573	$51,697	$26,103	$26,881	$26,018	$155,254	$104,906
Noninterest income (L)	11,247	12,386	7,172	6,630	6,491	37,435	25,652
Total operating income (M = K + L)	$61,820	$64,083	$33,275	$33,511	$32,509	$192,689	$130,558

Efficiency ratio (= I / M) - most directly comparable GAAP-based measure	69.4%	94.1%	68.0%	67.0%	68.9%	77.0%	64.2%
Efficiency ratio, adjusted (= J / M) - Non-GAAP	62.3%	60.2%	64.6%	65.0%	65.6%	62.5%	63.4%

(1) Annualized

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at December 31, 2024:
(In thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	NR	Collateral / Guarantee Type
Unsecured ABS	—%	$3,073	$2,854	27%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	1	4,060	4,035	27	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	9	80,121	80,063	11	7	81	—	12	—	Federal Family Education Loan (1)
PACE Loan ABS	—	1,985	1,727	7	100	—	—	—	—	PACE Loans (2)
Non-Agency CMBS	2	15,920	15,901	27	—	—	—	—	100
Non-Agency RMBS	2	16,555	14,528	16	100	—	—	—	—	Reverse Mortgages (3)
Municipal - General Obligation	12	99,515	90,767		11	82	7	—	—
Municipal - Revenue	14	120,903	109,261		—	82	12	—	6
SBA ReRemic (5)	—	2,283	2,278		—	100	—	—	—	SBA Guarantee (4)
Small Business Administration	1	5,926	6,263		—	100	—	—	—	SBA Guarantee (4)
Agency MBS	19	160,027	155,778		—	100	—	—	—	Residential Mortgages (4)
Agency CMO	38	332,380	326,045		—	100	—	—	—
U.S. Treasury securities	2	20,043	18,063		—	100	—	—	—	U.S. Government Guarantee (4)
Corporate bonds	—	1,935	1,954		—	—	52	48	—
	100%	$864,726	$829,517		4%	89%	3%	1%	3%

(1) 97% guaranteed by U.S. government
(2) PACE acronym represents Property Assessed Clean Energy loans
(3) Non-agency reverse mortgages with current structural credit enhancements
(4) Guaranteed by U.S. government or U.S. government agencies
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note: Ratings in table are the lowest of the six rating agencies (Standard & Poor's, Moody's, Fitch, Morningstar, DBRS and Kroll Bond Rating Agency). Standard & Poor's rates U.S. government obligations at AA+.

About the Company
With $5.4 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Harford, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. The Company's lending area also includes adjacent counties in Pennsylvania and Maryland, as well as Loudon County, Virginia and Berkeley, Jefferson and Morgan Counties, West Virginia. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates, predictions or projections about events or the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, cost savings initiatives and continued reductions in risk assets or mitigation of losses in the future. Factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ineffectiveness of the Company's strategic growth plan due to changes in current or future market conditions; changes in interest rates; the diversion of management's attention from ongoing business operations and opportunities; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in laws and regulations; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; geopolitical tensions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; expenses associated with litigation and legal proceedings; the possibility that the anticipated benefits of the merger with Codorus (the “Merger”) are not realized when expected or at all; the possibility that the Merger may be more expensive to complete than anticipated; the possibility that revenues following the Merger may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Merger; the ability to complete the integration of the two companies successfully; the dilution caused by the Company’s issuance of additional shares of its capital stock in connection with the Merger; and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2023 under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent filings made with the Securities and Exchange Commission.
The foregoing list of factors is not exhaustive. If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change. Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only and are not forecasts and may not reflect actual results.

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